CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	October 26, 2020
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS QUARTERLY AND YEAR TO DATE RESULTS AS OF SEPTEMBER 30, 2020

Highlights and Developments

▪	Record quarterly net income available to common stockholders of $45.5 million compared to $34.6 million for the third quarter of 2019, an increase of $10.9 million or 32%
▪	Diluted earnings per common share of $1.23 in comparison with $0.94 for the third quarter of the prior year, an increase of $0.29 or 31%
▪
Net interest margin of 3.51% (3.55% on a fully tax-equivalent basis, non-GAAP)(1) during the third quarter of 2020, compared to 3.81% (3.85% on a fully tax-equivalent basis, non-GAAP)(1) during the second quarter of 2020 and 3.98% (4.02% on a fully tax-equivalent basis, non-GAAP)(1) during the third quarter of 2019

▪	Efficiency ratio (non-GAAP)[1] of 54.67% compared to 60.85% for the third quarter of 2019
▪	Contributed $1.5 million for the nine months ended September 30, 2020, to support communities served by Heartland and its subsidiary banks, including recent donations of $260,000 to local schools

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income available to common stockholders (in millions)	$45.5	$34.6	$95.7	$111.3
Diluted earnings per common share	1.23	0.94	2.59	3.11

Return on average assets	1.19%	1.12%	0.90%	1.27%
Return on average common equity	10.90	8.91	7.90	10.33
Return on average tangible common equity (non-GAAP)(1)	16.11	13.78	12.10	16.13
Net interest margin	3.51	3.98	3.70	4.05
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.55	4.02	3.74	4.10
Efficiency ratio, fully-tax equivalent (non-GAAP)(1)	54.67	60.85	57.28	63.26

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"Heartland set a new record of $45.5 million for quarterly net income available to common stockholders during the third quarter of 2020, an increase of $10.9 million or 32% over the same quarter of 2019. Earnings per diluted common share totaled $1.23, an increase of $0.29 or 31% from $0.94 in the third quarter of 2019."
Bruce K. Lee, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, October 26, 2020-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported the following quarterly results:
•net income available to common stockholders of $45.5 million, or $1.23 per diluted common share, for the quarter ended September 30, 2020, compared to $34.6 million, or $0.94 per diluted common share, for the third quarter of 2019.
•excluding tax-effected provision for credit losses of $1.3 million and tax-effected acquisition, integration and restructuring costs of $905,000, adjusted net income available to common stockholders (non-GAAP) was $47.8 million, or $1.29 of adjusted earnings per diluted common share (non-GAAP) for the third quarter of 2020, compared to $39.9 million (non-GAAP) or $1.08 of adjusted earnings per diluted common share (non-GAAP), for the third quarter of 2019, which excluded tax-effected provision for credit losses of $4.1 million and tax-effected acquisition, integration and restructuring costs of $1.2 million.
•return on average common equity was 10.90% and return on average assets was 1.19% for the third quarter of 2020, compared to 8.91% and 1.12%, respectively, for the same quarter in 2019.
•return on average tangible common equity (non-GAAP) of 16.11% and adjusted return on average tangible common equity (non-GAAP) of 16.86% for the third quarter of 2020 compared to 13.78% and 15.76%, respectively, for the third quarter of 2019.

Heartland reported the following results for the nine months ended September 30, 2020:
•net income available to common stockholders of $95.7 million or $2.59 per diluted common share, for the nine months ended September 30, 2020, compared to $111.3 million or $3.11 per diluted common share for the nine months ended September 30, 2019.
•excluding tax-effected provision for credit losses of $39.5 million and tax-effected acquisition, integration and restructuring costs of $2.5 million, adjusted net income available to common stockholders (non-GAAP) was $137.7 million, or $3.73 of adjusted earnings per diluted common share (non-GAAP), for the nine months ended September 30, 2020, compared to $125.3 million (non-GAAP), or $3.50 of adjusted earnings per diluted common share (non-GAAP), for the nine months ended September 30, 2019, which excluded tax-effected provision for credit losses of $9.3 million and tax-effected acquisition, integration and restructuring costs of $4.8 million.
•return on average common equity was 7.90% and return on average assets was 0.90% for the first nine months of 2020, compared to 10.33% and 1.27%, respectively, for the same period in 2019.
•return on average tangible common equity (non-GAAP) of 12.10% and adjusted return on average tangible common equity (non-GAAP) of 17.08% for the nine months ended September 30, 2020, compared to 16.13% and 18.05%, respectively, for the nine months ended September 30, 2019.

"Heartland set a new record of $45.5 million for quarterly net income available to common stockholders during the third quarter of 2020, an increase of $10.9 million or 32% over the same quarter of 2019. Earnings per diluted common share totaled $1.23, an increase of $0.29 or 31% from $0.94 in the third quarter of 2019," said Bruce K. Lee, Heartland's president and chief executive officer.

Responses to COVID-19

In the first quarter of 2020, Heartland implemented and continues to operate under its pandemic management plan. While the measures described below remain in effect, Heartland’s pandemic management plan continues to evolve in response to the recent developments relating to the COVID-19 pandemic. To assure workplace and employee safety and business resiliency while providing relief and support to customers and communities facing challenges from the impacts of the pandemic, the following measures are in place:
•employees who can work from home continue to do so, and those employees who are working in bank offices have been placed on rotating teams to limit potential exposure to COVID-19;
•all in-person events and large meetings are canceled and have transitioned to virtual meetings;
•employees receive an increase in time off and enhanced health care coverage related to testing and treatments for COVID-19;
•Heartland has installed and requires the use of personal protective equipment in bank offices;
•Heartland has implemented and extended a 20% wage premium for certain customer-facing employees,

•Heartland has provided direct guaranteed loans from the U.S. Small Business Administration (the ‘‘SBA’’) to customers through Heartland’s participation in the Coronavirus Aid, Relief and Economic Security Act (the ‘‘CARES Act’’) and originated $1.2 billion of loans under the Paycheck Protection Program (‘‘PPP’’);
•Heartland has participated in the CARES Act SBA loan payment and deferral program for existing SBA loans; and
•Heartland has contributed $1.5 million to support communities served by Heartland and its subsidiary banks, including recent donations of $260,000 to local schools.

"We are proud of our recent contributions to local schools to help teachers and students learn in a safe and healthy environment. We continue to support the communities in which we live and work during this pandemic," Lee said.

The continued economic disruption resulting from the COVID-19 pandemic will make it difficult for some customers to repay the principal and interest on their loans, and Heartland's subsidiary banks have been working with customers to modify the terms of certain existing loans.

The following table shows the total loan exposure as of September 30, 2020, June 30, 2020, and March 31, 2020, to customer segment profiles that Heartland currently believes will be more heavily impacted by COVID-19, dollars in thousands:

	As of September 30, 2020		As of June 30, 2020		As of March 31, 2020
Industry	Total Exposure(1)	% of Gross Exposure(1)	Total Exposure(1)	% of Gross Exposure(1)	Total Exposure(1)	% of Gross Exposure(1)
Lodging	$495,187	4.52%	$490,475	4.38%	$498,596	4.47%
Retail trade	405,118	3.70	407,030	3.64	367,727	3.30
Retail properties	363,457	3.32	369,782	3.31	408,506	3.66
Restaurants and bars	248,053	2.26	255,701	2.29	247,239	2.22
Oil and gas	52,766	0.48	63,973	0.57	56,302	0.50
Total	$1,564,581	14.28%	$1,586,961	14.19%	$1,578,370	14.15%

(1) Total loans outstanding and unfunded commitments excluding PPP loans

As of September 30, 2020, of the approximately $1.11 billion of loans modified under COVID-19 relief programs, $860.0 million of loans have returned to full payment status, $133.0 million of loans remain in the original deferral status, and second loan modifications have been made on approximately $122.0 million of loans in Heartland's portfolio. Approximately 69% of the second loan modifications are principal and interest deferments for 90 days, and the remainder are primarily interest-only payments for 90 days.

The ultimate impact of the COVID-19 pandemic on Heartland's financial condition and results of operations will depend on the severity and duration of the pandemic, related restrictions on business and consumer activity, and the availability of government programs to alleviate the economic stress of the pandemic. See Heartland's "Safe Harbor Statement" below.

2020 Developments

Adoption of ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326)"

On January 1, 2020, Heartland adopted ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326)," commonly referred to as "CECL." The impact of Heartland's adoption of CECL ("Day 1") resulted in the following:
•an increase of $12.1 million to the allowance for credit losses related to loans, which included a reclassification of $6.0 million of purchased credit impaired loan discount on previously acquired loans, and a cumulative-effect adjustment to retained earnings totaling $4.6 million, net of taxes of $1.5 million;
•an increase of $13.6 million to the allowance for unfunded commitments and a cumulative-effect adjustment to retained earnings totaling $10.2 million, net of taxes of $3.4 million, and
•established an allowance for credit losses for Heartland's held to maturity debt securities of $158,000 and a cumulative-effect adjustment to retained earnings totaling $118,000, net of taxes of $40,000.

Entered into an Amended and Restated Agreement and Plan of Merger with AIM Bancshares, Inc.

On October 19, 2020, Heartland entered into an Amended and Restated Agreement and Plan of Merger (the “amended and restated merger agreement”) relating to the acquisition of AIM Bancshares, Inc. (“AIM”) and its wholly-owned subsidiary, AimBank, headquartered in Levelland, Texas. The amended and restated merger agreement amends and restates the Agreement and Plan of Merger dated February 11, 2020 between Heartland and AIM (the “original merger agreement”). The original merger agreement was amended and restated to address certain regulatory concerns raised by the Federal Reserve Board during its review of the transaction contemplated by the original merger agreement. In response to discussions with the Federal Reserve Board, AIM and Heartland agreed that they could better serve the goals of the transaction and more easily address regulatory concerns if they adopted two sequential mergers described in the next paragraph. AIM and Heartland also agreed to adjust the cash component of the merger consideration based on increases in AIM’s adjusted tangible common equity as a result of gains in AIM’s “available-for-sale” securities portfolio, an increase in AIM’s retained earnings and gains in AIM’s “held-to-maturity” securities portfolio since the date of the original merger agreement. A holdback provision was added to the amended and restated merger agreement as a result of a certain litigation proceedings. Certain other provisions of the original merger agreement were revised to reflect other changes in economic terms and the significantly delayed closing date of the transaction.

In the first merger, AIM will merge with and into AimBank, and holders of shares of AIM common stock will receive one share of AimBank common stock for each share of AIM common stock owned by such holders. In the second merger, which will occur immediately following the consummation of the AIM/AimBank merger, AimBank will merge with and into Heartland’s wholly owned subsidiary, First Bank & Trust. In the second merger transaction, all issued and outstanding shares of AimBank common stock will be exchanged for shares of Heartland common stock and cash. As a result, each share of AimBank common stock received by shareholders of AIM in the first merger will be exchanged for 207.0 shares of Heartland common stock and $685.00 of cash. The transaction value will change due to fluctuations in the price of Heartland common stock and is subject to certain potential adjustments as set forth in the amended and restated merger agreement, including but not limited to adjustments based on changes in the adjusted tangible common equity of AIM. Heartland expects this transaction to close in the fourth quarter of 2020. As of September 30, 2020, AimBank had total assets of approximately $1.85 billion, which included $1.14 billion of gross loans outstanding, and approximately $1.60 billion of deposits.

Entered into a Purchase and Assumption Agreement with Johnson Financial Group, Inc.

On June 9, 2020, Arizona Bank & Trust (“AB&T”), a wholly-owned subsidiary of Heartland headquartered in Phoenix, Arizona, entered into a purchase and assumption agreement, pursuant to which AB&T will acquire certain assets and will assume substantially all of the deposits and certain other liabilities of Johnson Bank’s Arizona operations, which includes four banking centers. Johnson Bank is a wholly-owned subsidiary of Johnson Financial Group, Inc. headquartered in Racine, Wisconsin. Johnson Insurance Services is not a part of this transaction.

Under the terms of the purchase and assumption agreement, AB&T will acquire Johnson Bank's Arizona banking centers, which had deposits of approximately $392.2 million and loans of approximately $183.8 million as of September 30, 2020. The actual amount of deposits assumed and loans acquired will be determined at closing, which is expected to be in the fourth quarter of 2020 and is subject to certain potential adjustments as set forth in the purchase and assumption agreement.

"We are looking forward to completing the acquisitions of AimBank and four Johnson Bank branches in the fourth quarter," commented Lynn B. Fuller, Heartland's executive operating chairman.

Branch Optimization

In the third quarter of 2020, Heartland's subsidiary banks approved plans to consolidate six branch locations, which included one branch in the Midwest region, four branches in the Western region and one in the Southwestern region and resulted in $1.2 million of fixed asset write-downs. The branch consolidations are expected to be completed in early 2021. Heartland continues to review its branch network for optimization and consolidation opportunities, which may result in additional write-downs of fixed assets in future periods.

Net Interest Income Increases and Net Interest Margin Decreases from Third Quarter of 2019

Net interest margin, expressed as a percentage of average earning assets, was 3.51% (3.55% on a fully tax-equivalent basis, non-GAAP) during the third quarter of 2020, compared to 3.81% (3.85% on a fully tax-equivalent basis, non-GAAP) during the second quarter of 2020 and 3.98% (4.02% on a fully tax-equivalent basis, non-GAAP) during the third quarter of 2019.

Total interest income and average earning asset changes for the third quarter of 2020 compared to the third quarter of 2019 were:
•Heartland recorded $131.0 million of total interest income, which was a decrease of $2.4 million or 2% from $133.4 million, based on a decrease in the average rate on earning assets, which was partially offset by an increase in average earning assets.
•Total interest income on a tax-equivalent basis was $132.4 million, which was a decrease of $2.2 million or 2% from $134.5 million.
•Average earning assets increased $2.77 billion or 25% to $13.87 billion compared to $11.10 billion for the third quarter of 2019, which was primarily attributable to recent acquisitions and loan growth, including PPP loans.
•The average rate on earning assets decreased 101 basis points to 3.80% compared to 4.81%, which was primarily due to recent decreases in market interest rates and the lower yield on PPP loans, which was 2.63% for the third quarter of 2020.
Total interest expense and average interest bearing liability changes for the third quarter of 2020 compared to the third quarter of 2019 were:
•Total interest expense was $8.5 million, a decrease of $13.6 million or 62% from $22.1 million, based on a decrease in the average interest rate paid, which was partially offset by an increase in average interest bearing liabilities.
•The average interest rate paid on Heartland's interest bearing liabilities decreased to 0.40% compared to 1.22%, which was primarily due to recent decreases in market interest rates.
•Average interest bearing deposits increased $966.9 million or 14% to $7.76 billion from $6.79 billion which was primarily attributable to recent acquisitions and deposit growth, including deposits from government stimulus payments and other COVID-19 relief programs.
•The average interest rate paid on Heartland's interest bearing deposits decreased 80 basis points to 0.25% compared to 1.05%.
•Average borrowings increased $178.3 million or 47% to $560.4 million from $382.2 million. The average interest rate paid on Heartland's borrowings was 2.49% compared to 4.27%.

Net interest income increased for the third quarter of 2020 compared to the third quarter of 2019:
•Net interest income totaled $122.5 million compared to $111.3 million, which was an increase of $11.2 million or 10%.
•Net interest income on a tax-equivalent basis totaled $123.9 million compared to $112.5 million, which was an increase of $11.4 million or 10%.

Noninterest Income Increases and Noninterest Expense Decreases from Third Quarter of 2019

Total noninterest income was $31.2 million during the third quarter of 2020 compared to $29.4 million during the third quarter of 2019, an increase of $1.8 million or 6%. Significant changes by noninterest income category for the third quarter of 2020 compared to the third quarter of 2019 were:
•Net gains on sale of loans held for sale totaled $8.9 million compared to $4.7 million, which was an increase of $4.2 million or 90%, primarily due to an increase in residential mortgage loan activity in response to the recent declines in mortgage interest rates.
•Other noninterest income was $1.7 million compared to $3.2 million, which was a decrease of $1.5 million or 46%. Commercial swap fee income totaled $16,000 compared to $1.6 million.

Total noninterest expense was $90.4 million during the third quarter of 2020 compared to $93.0 million during the third quarter of 2019, which was a decrease of $2.6 million or 3%. Significant changes within the noninterest expense category for the third quarter of 2020 compared to the third quarter of 2019 were:
•Professional fees increased $1.5 million or 14% to $12.8 million compared to $11.3 million. Included in professional fees for the third quarter of 2020 was $1.6 million of expense for FDIC insurance assessments compared to a benefit of $911,000 in the third quarter of 2019.
•Advertising expense decreased $1.7 million or 65% to $928,000 compared to $2.6 million. The decrease was primarily attributable to a reduction of in-person customer events.
•Net losses on sales/valuations of assets totaled $1.8 million compared to $356,000, which was an increase of $1.4 million. The increase was primarily attributable to losses and writedowns on fixed assets associated with branch optimization activities.
•Other noninterest expenses totaled $9.8 million compared to $12.0 million, which was a decrease of $2.2 million or 18%. The decrease was primarily attributable to reduced travel expenses and customer entertainment activities because meetings have transitioned to virtual formats.

Heartland's effective tax rate was 22.20% for the third quarter of 2020 compared to 18.66% for the third quarter of 2019. The following items impacted Heartland's third quarter 2020 and 2019 tax calculations:
•Solar energy tax credits of $965,000 compared to $2.0 million.
•Federal low-income housing tax credits of $195,000 compared to $281,000.
•New markets tax credits of $75,000 compared to $0.
•Tax-exempt interest income as a percentage of pre-tax income of 8.48% compared to 10.08%.

Total Assets Increase, Total Loans Increase and Deposits Increase Since December 31, 2019

Total assets were $15.61 billion at September 30, 2020, an increase of $2.40 billion or 18% from $13.21 billion at year-end 2019. Securities represented 33% and 26% of total assets at September 30, 2020, and December 31, 2019, respectively.

Total loans held to maturity were $9.10 billion at September 30, 2020, and $8.37 billion at December 31, 2019, which was an increase of $731.7 million or 9%. Loan changes by category were:
•Commercial and business lending, which includes commercial and industrial, Paycheck Protection Program ("PPP"), and owner occupied commercial real estate loans, increased $923.1 million or 23% to $4.93 billion at September 30, 2020, compared to $4.00 billion at December 31, 2019. Excluding $1.13 billion of PPP loans, commercial and business lending decreased $205.0 million or 5% since year-end 2019.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $54.5 million or 2% to $2.58 billion at September 30, 2020 from $2.52 billion at year-end 2019.
•Agricultural and agricultural real estate loans totaled $508.1 million at September 30, 2020, compared to $565.8 million at December 31, 2019, which was a decrease of $57.8 million or 10%.
•Residential mortgage loans decreased $130.4 million or 16% to $701.9 million at September 30, 2020, from $832.3 million at December 31, 2019.
•Consumer loans decreased $57.7 million or 13% to $385.7 million at September 30, 2020, compared to $443.3 million at December 31, 2019.

Total deposits were $12.77 billion as of September 30, 2020, compared to $11.04 billion at year-end 2019, an increase of $1.72 billion or 16%. Deposit changes by category were:
•Demand deposits increased $1.48 billion or 42% to $5.02 billion at September 30, 2020, compared to $3.54 billion at December 31, 2019.
•Savings deposits increased $434.7 million or 7% to $6.74 billion at September 30, 2020, from $6.31 billion at December 31, 2019.
•Time deposits decreased $190.7 million or 16% to $1.00 billion at September 30, 2020 from $1.19 billion at December 31, 2019.

Growth in non-time deposits was positively impacted by federal government stimulus payments and other COVID-19 relief programs.

Provision and Allowance

Provision and Allowance for Credit Losses for Loans
Provision expense for credit losses for loans for the third quarter of 2020 was $4.7 million, which was a decrease of $20.3 million from $25.0 million recorded in the prior quarter and a decrease of $460,000 from $5.2 million recorded in the third quarter of 2019. The provision expense for the third quarter of 2020 was impacted by several factors, including:
•decreases in balances of loans held to maturity of $147.2 million from the prior quarter;
•modest changes in credit quality marked by delinquencies of 0.17% of total loans and nonpass loans of 8.7% of total loans for the third quarter compared to delinquencies of 0.22% of total loans and nonpass loans of 8.1% of total loans for the second quarter;
•consistent macroeconomic outlook compared to the second quarter of 2020, and
•the charge off of one $5.9 million commercial and industrial loan originated in California for which no specific reserve was previously established.

Heartland's allowance for credit losses for loans totaled $103.4 million and $70.4 million at September 30, 2020, and December 31, 2019, respectively. The following items have impacted Heartland's allowance for credit losses for loans for the nine months ended September 30, 2020:
•The allowance for credit losses for loans increased $12.1 million after the adoption of CECL on January 1, 2020.
•Provision expense for the nine months ended September 30, 2020, totaled $49.6 million.
•Net charge offs of $28.7 million have been recorded for the first nine months of 2020, which included $21.3 million of net charge offs for the third quarter. During the third quarter of 2020, Heartland charged off $13.9 million on individually assessed loans with principal balances of $17.1 million that had been specifically reserved in the second quarter of 2020 in addition to the charge off of the $5.9 million loan previously described.

Heartland expects that net charge offs could remain elevated in future periods as customers’ ability to repay loans is adversely impacted by economic disruptions caused by the COVID-19 pandemic.

Provision and Allowance for Credit Losses for Unfunded Commitments
Heartland's allowance for unfunded commitments totaled $13.9 million after the adoption of CECL on January 1, 2020. Unfunded commitments declined $84.8 million or 3% during the quarter to $2.98 billion at September 30, 2020, and as a result, Heartland recorded a benefit to provision for credit losses for unfunded loan commitments of $3.1 million. At September 30, 2020, the allowance for unfunded commitments was $14.3 million.

Total Provision and Allowance for Lending Related Credit Losses
The total provision for lending related credit losses was $1.7 million for the third quarter of 2020. The total allowance for lending related credit losses was $117.7 million at September 30, 2020, which was 1.29% of loans as of September 30, 2020.
Nonperforming Assets and Loan Delinquencies Decrease Since December 31, 2019

Nonperforming assets decreased $1.7 million or 2% to $85.9 million or 0.55% of total assets at September 30, 2020, compared to $87.6 million or 0.66% of total assets at December 31, 2019. Nonperforming loans were $80.7 million or 0.89% of total loans at September 30, 2020, compared to $80.7 million or 0.96% of total loans at December 31, 2019. At September 30, 2020, loans delinquent 30-89 days were 0.17% of total loans compared to 0.33% of total loans at December 31, 2019. COVID-19 payment deferral and loan modification programs could delay the recognition of net charge-offs, delinquencies and nonaccrual status for loans that would have otherwise moved into past due or nonaccrual status.

Non-GAAP Financial Measures

This press release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate Heartland's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this press release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this press release.

Below are the non-GAAP measures included in this press release, management's reason for including each measure and the method of calculating each measure:

•Annualized return on average tangible common equity is net income available to common stockholders plus core deposit and customer relationship intangibles amortization, net of tax, divided by average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this press release.
•Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.
•Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Adjusted net income, adjusted return on average tangible common equity and adjusted diluted earnings per share exclude tax-effected provision for credit losses and acquisition, integration and restructuring costs. Management believes the presentation of these non-GAAP measures are useful to compare net income, return on average tangible common equity and earnings per share results excluding the variability of credit loss provisions and acquisition, integration and restructuring costs.
Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 866-928-9948 at least five minutes before the start time. A replay will be available until October 25, 2021, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets of $15.61 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 113 banking locations serving 82 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Any statements about Heartland’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements include information about possible or assumed future results of Heartland’s operations or performance. These forward-looking statements are generally identified by the use of the words ‘‘believe”, “expect’’, ‘‘intent”, “anticipate’’, ‘‘plan”, “estimate’’, ‘‘project”, ‘‘will”, ‘‘would”, ‘‘could”, ‘‘should’’, “may”, “view”, “opportunity”, “potential”, or similar expressions that are used in this release, and future oral and written statements of Heartland and its management. Although Heartland has made these statements based on management’s experience and best estimate of future events, the ability of Heartland to predict results or the actual effect of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed below and in the risk factors in Heartland's reports filed with the Securities and Exchange Commission (“SEC”), include, among others:
•The impact of the COVID-19 pandemic on Heartland and U.S. and global financial markets;
•Measures enacted by the U.S. federal and state governments and adopted by private businesses in response to the COVID-19 pandemic;
•The deterioration of the U.S. economy in general and in the local economies in which Heartland conducts its operations;
•Increasing credit losses due to deterioration in the financial condition of its borrowers, based on declining oil prices and asset and collateral values, which may continue to increase the provision for credit losses and net charge-offs of Heartland;
•Civil unrest in the communities that Heartland serves;
•Levels of unemployment in the geographic areas in which Heartland operates;
•Real estate market values in these geographic areas;
•Future natural disasters and increases to flood insurance premiums;
•The effects of past and any future terrorist threats and attacks, acts of war or threats thereof;
•The level of prepayments on loans and mortgage-backed securities;
•Legislative and regulatory changes affecting banking, tax, securities, insurance and monetary and financial matters;
•Monetary and fiscal policies of the U.S. Government including policies of the U.S. Department of Treasury and the Federal Reserve Board;
•The quality or composition of the loan and investment portfolios of Heartland;
•Demand for loan products and financial services, deposit flows and competition in Heartland’s market areas;
•Changes in accounting principles and guidelines;
•The timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet;
•The ability of Heartland to implement technological changes as planned and to develop and maintain secure and reliable electronic delivery systems;
•Heartland’s ability to retain key executives and employees; and
•The ability of Heartland to successfully consummate acquisitions and integrate acquired operations.

The COVID-19 pandemic is adversely affecting Heartland and its customers, counterparties, employees and third-party service providers. The COVID-19 pandemic’s severity, its duration and the extent of its impact on Heartland’s business, financial condition, results of operations, liquidity and prospects remain uncertain. The deterioration in general business and economic conditions and turbulence in domestic and global financial markets caused by the COVID-19 pandemic have negatively affected Heartland’s net income, total equity and book value per common share, and continued economic deterioration could adversely affect the value of its assets and liabilities, reduce the availability of funding to Heartland, lead to a tightening of credit and increase stock price volatility. Some economists and investment banks believe that a recession or depression may result from the continued spread of COVID-19 and the economic consequences.

These risks and uncertainties should be considered in evaluating forward-looking statements made by Heartland or on its behalf, and undue reliance should not be placed on these statements. There can be no assurance that other factors not currently anticipated by Heartland will not materially and adversely affect Heartland’s business, financial condition and results of operations. In addition, many of these risks and uncertainties are currently amplified by and may continue to be amplified by the recent outbreak of the COVID-19 pandemic and the impact of varying governmental responses that affect Heartland’s customers and the economies where they operate. Please take into account that forward-looking statements speak only as of the date they are made, and except as required by applicable law, Heartland does not undertake any obligation to publicly correct or update any forward-looking statement. Further information concerning Heartland and its business, including additional factors that could materially affect Heartland’s financial results, is included in Heartland’s filings with the SEC.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Interest Income
Interest and fees on loans	$102,657	$110,566	$316,076	$317,049
Interest on securities:
Taxable	25,016	18,567	70,109	50,566
Nontaxable	3,222	2,119	8,749	7,766
Interest on federal funds sold	—	—	—	4
Interest on deposits with other banks and short-term investments	72	2,151	847	5,742
Total Interest Income	130,967	133,403	395,781	381,127
Interest Expense
Interest on deposits	4,962	17,982	25,678	47,333
Interest on short-term borrowings	78	250	435	1,477
Interest on other borrowings	3,430	3,850	10,514	11,333
Total Interest Expense	8,470	22,082	36,627	60,143
Net Interest Income	122,497	111,321	359,154	320,984
Provision for credit losses	1,678	5,201	49,994	11,754
Net Interest Income After Provision for Credit Losses	120,819	106,120	309,160	309,230
Noninterest Income
Service charges and fees	11,749	12,366	34,742	39,789
Loan servicing income	638	821	1,980	3,888
Trust fees	5,357	4,959	15,356	14,258
Brokerage and insurance commissions	649	962	1,977	2,724
Securities gains, net	1,300	2,013	4,964	7,168
Unrealized gain/ (loss) on equity securities, net	155	144	604	514
Net gains on sale of loans held for sale	8,894	4,673	21,411	12,192
Valuation adjustment on servicing rights	(120)	(626)	(1,676)	(1,579)
Income on bank owned life insurance	868	881	2,533	2,668
Other noninterest income	1,726	3,207	5,779	6,556
Total Noninterest Income	31,216	29,400	87,670	88,178
Noninterest Expense
Salaries and employee benefits	50,978	49,927	151,053	150,107
Occupancy	6,732	6,594	19,705	19,627
Furniture and equipment	2,500	2,862	8,601	8,690
Professional fees	12,802	11,276	38,951	36,642
Advertising	928	2,622	4,128	7,551
Core deposit and customer relationship intangibles amortization	2,492	2,899	8,169	9,054
Other real estate and loan collection expenses, net	335	(89)	872	774
(Gain)/loss on sales/valuations of assets, net	1,763	356	2,480	(20,934)
Acquisition, integration and restructuring costs	1,146	1,500	3,195	6,043
Partnership investment in tax credit projects	927	3,052	1,902	4,992
Other noninterest expenses	9,793	11,968	32,638	33,749
Total Noninterest Expense	90,396	92,967	271,694	256,295
Income Before Income Taxes	61,639	42,553	125,136	141,113
Income taxes	13,681	7,941	27,007	29,835
Net Income	47,958	34,612	98,129	111,278
Preferred dividends	(2,437)	—	(2,437)	—
Net Income Available to Common Stockholders	$45,521	$34,612	$95,692	$111,278
Earnings per common share-diluted	$1.23	$0.94	$2.59	$3.11
Weighted average shares outstanding-diluted	36,995,572	36,835,191	36,955,970	35,817,899

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Interest Income
Interest and fees on loans	$102,657	$107,005	$106,414	$107,566	$110,566
Interest on securities:
Taxable	25,016	23,362	21,731	22,581	18,567
Nontaxable	3,222	3,344	2,183	2,102	2,119
Interest on federal funds sold	—	—	—	—	—
Interest on deposits with other banks and short-term investments	72	54	721	953	2,151
Total Interest Income	130,967	133,765	131,049	133,202	133,403
Interest Expense
Interest on deposits	4,962	6,134	14,582	16,401	17,982
Interest on short-term borrowings	78	61	296	271	250
Interest on other borrowings	3,430	3,424	3,660	3,785	3,850
Total Interest Expense	8,470	9,619	18,538	20,457	22,082
Net Interest Income	122,497	124,146	112,511	112,745	111,321
Provision for credit losses	1,678	26,796	21,520	4,903	5,201
Net Interest Income After Provision for Credit Losses	120,819	97,350	90,991	107,842	106,120
Noninterest Income
Service charges and fees	11,749	10,972	12,021	12,368	12,366
Loan servicing income	638	379	963	955	821
Trust fees	5,357	4,977	5,022	5,141	4,959
Brokerage and insurance commissions	649	595	733	1,062	962
Securities gains, net	1,300	2,006	1,658	491	2,013
Unrealized gain/ (loss) on equity securities, net	155	680	(231)	11	144
Net gains on sale of loans held for sale	8,894	7,857	4,660	3,363	4,673
Valuation adjustment on servicing rights	(120)	9	(1,565)	668	(626)
Income on bank owned life insurance	868	1,167	498	1,117	881
Other noninterest income	1,726	1,995	2,058	2,854	3,207
Total Noninterest Income	31,216	30,637	25,817	28,030	29,400
Noninterest Expense
Salaries and employee benefits	50,978	50,118	49,957	50,234	49,927
Occupancy	6,732	6,502	6,471	5,802	6,594
Furniture and equipment	2,500	2,993	3,108	3,323	2,862
Professional fees	12,802	13,676	12,473	11,082	11,276
Advertising	928	995	2,205	2,274	2,622
Core deposit and customer relationship intangibles amortization	2,492	2,696	2,981	2,918	2,899
Other real estate and loan collection expenses, net	335	203	334	261	(89)
(Gain)/loss on sales/valuations of assets, net	1,763	701	16	1,512	356
Acquisition, integration and restructuring costs	1,146	673	1,376	537	1,500
Partnership investment in tax credit projects	927	791	184	3,038	3,052
Other noninterest expenses	9,793	11,091	11,754	11,885	11,968
Total Noninterest Expense	90,396	90,439	90,859	92,866	92,967
Income Before Income Taxes	61,639	37,548	25,949	43,006	42,553
Income taxes	13,681	7,417	5,909	5,155	7,941
Net Income	47,958	30,131	20,040	37,851	34,612
Preferred dividends	(2,437)	—	—	—	—
Net Income Available to Common Stockholders	$45,521	$30,131	$20,040	$37,851	$34,612
Earnings per common share-diluted	$1.23	$0.82	$0.54	$1.03	$0.94
Weighted average shares outstanding-diluted	36,995,572	36,915,630	36,895,591	36,840,519	36,835,191

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Assets
Cash and due from banks	$175,284	$211,429	$175,587	$206,607	$243,395
Interest bearing deposits with other banks and short-term investments	156,371	242,149	64,156	172,127	204,372
Cash and cash equivalents	331,655	453,578	239,743	378,734	447,767
Time deposits in other financial institutions	3,129	3,128	3,568	3,564	3,711
Securities:
Carried at fair value	4,950,698	4,126,351	3,488,621	3,312,796	3,020,568
Held to maturity, at cost, less allowance for credit losses	88,700	90,579	91,875	91,324	87,965
Other investments, at cost	35,940	35,902	35,370	31,321	29,042
Loans held for sale	65,969	54,382	22,957	26,748	35,427
Loans:
Held to maturity	9,099,646	9,246,830	8,374,236	8,367,917	7,971,608
Allowance for credit losses	(103,377)	(119,937)	(97,350)	(70,395)	(66,222)
Loans, net	8,996,269	9,126,893	8,276,886	8,297,522	7,905,386
Premises, furniture and equipment, net	200,028	198,481	200,960	200,525	199,235
Goodwill	446,345	446,345	446,345	446,345	427,097
Core deposit and customer relationship intangibles, net	40,520	43,011	45,707	48,688	49,819
Servicing rights, net	5,752	5,469	5,220	6,736	6,271
Cash surrender value on life insurance	173,111	172,813	172,140	171,625	171,471
Other real estate, net	5,050	5,539	6,074	6,914	6,425
Other assets	269,498	263,682	259,043	186,755	179,078
Total Assets	$15,612,664	$15,026,153	$13,294,509	$13,209,597	$12,569,262
Liabilities and Equity
Liabilities
Deposits:
Demand	$5,022,567	$4,831,151	$3,696,974	$3,543,863	$3,581,127
Savings	6,742,151	6,810,296	6,366,610	6,307,425	5,770,754
Time	1,002,392	1,067,252	1,110,441	1,193,043	1,117,975
Total deposits	12,767,110	12,708,699	11,174,025	11,044,331	10,469,856
Short-term borrowings	306,706	88,631	121,442	182,626	107,853
Other borrowings	524,045	306,459	276,150	275,773	278,417
Accrued expenses and other liabilities	203,199	174,987	169,178	128,730	149,293
Total Liabilities	13,801,060	13,278,776	11,740,795	11,631,460	11,005,419
Stockholders' Equity
Preferred equity	110,705	110,705	—	—	—
Common stock	36,885	36,845	36,807	36,704	36,696
Capital surplus	847,377	844,202	842,780	839,857	838,543
Retained earnings	761,211	723,067	700,298	702,502	670,816
Accumulated other comprehensive income/(loss)	55,426	32,558	(26,171)	(926)	17,788
Total Equity	1,811,604	1,747,377	1,553,714	1,578,137	1,563,843
Total Liabilities and Equity	$15,612,664	$15,026,153	$13,294,509	$13,209,597	$12,569,262

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Average Balances
Assets	$15,167,225	$14,391,856	$13,148,173	$12,798,770	$12,293,332
Loans, net of unearned	9,220,666	9,186,913	8,364,220	8,090,476	7,883,678
Deposits	12,650,822	12,288,378	10,971,193	10,704,643	10,253,643
Earning assets	13,868,360	13,103,159	11,891,455	11,580,295	11,102,581
Interest bearing liabilities	8,320,123	8,155,753	7,841,941	7,513,701	7,174,944
Common equity	1,661,381	1,574,902	1,619,682	1,570,258	1,541,369
Total stockholders' equity	1,772,086	1,580,997	1,619,682	1,570,258	1,541,369
Tangible common equity (non-GAAP)(1)	1,172,891	1,083,834	1,125,705	1,087,495	1,062,568

Key Performance Ratios
Annualized return on average assets	1.19%	0.84%	0.61%	1.17%	1.12%
Annualized return on average common equity (GAAP)	10.90	7.69	4.98	9.56	8.91
Annualized return on average tangible common equity (non-GAAP)(1)	16.11	11.97	8.00	14.65	13.78
Annualized adjusted return on average tangible common equity (non-GAAP)(1)	16.86	20.02	14.46	16.22	15.76
Annualized ratio of net charge-offs to average loans	0.92	0.11	0.24	0.04	0.14
Annualized net interest margin (GAAP)	3.51	3.81	3.81	3.86	3.98
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.55	3.85	3.84	3.90	4.02
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	54.67	55.75	61.82	60.31	60.85
(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Average Balances
Assets	$15,167,225	$12,293,332	$14,239,151	$11,760,120
Loans, net of unearned	9,220,666	7,883,678	8,925,016	7,650,090
Deposits	12,650,822	10,253,643	11,972,615	9,803,488
Earning assets	13,868,360	11,102,581	12,957,661	10,598,465
Interest bearing liabilities	8,320,123	7,174,944	8,106,721	6,891,871
Common equity	1,661,381	1,541,369	1,618,811	1,440,754
Total stockholders' equity	1,772,086	1,541,369	1,658,006	1,440,754
Tangible common stockholders' equity	1,172,891	1,062,568	1,127,642	981,449

Key Performance Ratios
Annualized return on average assets	1.19%	1.12%	0.90%	1.27%
Annualized return on average common equity (GAAP)	10.90	8.91	7.90	10.33
Annualized return on average tangible common equity (non-GAAP)(1)	16.11	13.78	12.10	16.13
Annualized adjusted return on average tangible common equity (non-GAAP)(1)	16.86	15.76	17.08	18.05
Annualized ratio of net charge-offs to average loans	0.92	0.14	0.43	0.13
Annualized net interest margin (GAAP)	3.51	3.98	3.70	4.05
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.55	4.02	3.74	4.10
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	54.67	60.85	57.28	63.26

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Common Share Data
Book value per common share	$46.11	$44.42	$42.21	$43.00	$42.62
Tangible book value per common share (non-GAAP)(1)	$32.91	$31.14	$28.84	$29.51	$29.62
Common shares outstanding, net of treasury stock	36,885,390	36,844,744	36,807,217	36,704,278	36,696,190
Tangible common equity ratio (non-GAAP)(1)	8.03%	7.89%	8.29%	8.52%	8.99%

Other Selected Trend Information
Effective tax rate	22.20%	19.75%	22.77%	11.99%	18.66%
Full time equivalent employees	1,827	1,821	1,817	1,908	1,962

Loans Held to Maturity(2)
Commercial and industrial	$2,303,646	$2,364,400	$2,550,490	$2,530,809	$2,388,861
Paycheck Protection Program ("PPP")	1,128,035	1,124,430	—	—	—
Owner occupied commercial real estate	1,494,902	1,433,271	1,431,038	1,472,704	1,392,415
Commercial and business lending	4,926,583	4,922,101	3,981,528	4,003,513	3,781,276
Non-owner occupied commercial real estate	1,659,683	1,543,623	1,551,787	1,495,877	1,378,020
Real estate construction	917,765	1,115,843	1,069,700	1,027,081	980,298
Commercial real estate lending	2,577,448	2,659,466	2,621,487	2,522,958	2,358,318
Total commercial lending	7,504,031	7,581,567	6,603,015	6,526,471	6,139,594
Agricultural and agricultural real estate	508,058	520,773	550,107	565,837	571,596
Residential mortgage	701,899	735,762	792,540	832,277	823,056
Consumer	385,658	408,728	428,574	443,332	437,362
Total loans held to maturity	$9,099,646	$9,246,830	$8,374,236	$8,367,917	$7,971,608

Total unfunded loan commitments	$2,980,484	$3,065,283	$2,782,679	$2,973,732	$2,659,729

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.
(2) In conjunction with the adoption of ASU 2016-13, Heartland reclassified loan balances to more closely align with FDIC codes. All prior period balances have been adjusted.

CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Allowance for Credit Losses-Loans
Balance, beginning of period	$119,937	$97,350	$70,395	$66,222	$63,850
Impact of ASU 2016-13 adoption	—	—	12,071	—	—
Provision for credit losses	4,741	25,007	19,865	4,903	5,201
Charge-offs	(21,753)	(3,564)	(6,301)	(2,018)	(4,842)
Recoveries	452	1,144	1,320	1,288	2,013
Balance, end of period	$103,377	$119,937	$97,350	$70,395	$66,222

Allowance for Unfunded Commitments(1)
Balance, beginning of period	$17,392	$15,468	$248	$—	$—
Impact of ASU 2016-13 adoption	—	—	13,604	—	—
Provision for credit losses	(3,062)	1,924	1,616	—	—
Balance, end of period	$14,330	$17,392	$15,468	$—	$—

Allowance for lending related credit losses	$117,707	$137,329	$112,818	$70,395	$66,222

Provision for Credit Losses
Provision for credit losses-loans	$4,741	$25,007	$19,865	$4,903	$5,201
Provision for credit losses-unfunded commitments	(3,062)	1,924	1,616	—	—
Provision for credit losses-held to maturity securities(2)	(1)	(135)	39	—	—
Total provision for credit losses	$1,678	$26,796	$21,520	$4,903	$5,201

(1) Prior to the adoption of ASU 2016-13, the allowance for unfunded commitments was immaterial and therefore prior periods have not been shown in this table.
(2) Prior to ASU 2016-13, there was no requirement to record provision for credit losses for held to maturity securities.

CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Asset Quality
Nonaccrual loans	$79,040	$91,609	$79,280	$76,548	$72,208
Loans past due ninety days or more	1,681	1,360	—	4,105	40
Other real estate owned	5,050	5,539	6,074	6,914	6,425
Other repossessed assets	130	29	17	11	13
Total nonperforming assets	$85,901	$98,537	$85,371	$87,578	$78,686

Performing troubled debt restructured loans	$11,818	$2,636	$2,858	$3,794	$3,199

Nonperforming Assets Activity
Balance, beginning of period	$98,537	$85,371	$87,578	$78,686	$86,589
Net loan charge offs	(21,301)	(2,420)	(4,981)	(730)	(2,829)
New nonperforming loans	11,834	26,857	15,796	13,751	6,818
Acquired nonperforming assets	—	—	—	3,262	—
Reduction of nonperforming loans(1)	(1,994)	(9,911)	(11,937)	(5,859)	(8,861)
Net OREO/repossessed assets sales proceeds and losses	(1,175)	(1,360)	(1,085)	(1,532)	(3,031)
Balance, end of period	$85,901	$98,537	$85,371	$87,578	$78,686

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.89%	1.01%	0.95%	0.96%	0.91%
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	1.02	1.03	0.98	1.01	0.95
Ratio of nonperforming assets to total assets	0.55	0.66	0.64	0.66	0.63
Annualized ratio of net loan charge-offs to average loans	0.92	0.11	0.24	0.04	0.14
Allowance for loan credit losses as a percent of loans	1.14	1.30	1.16	0.84	0.83
Allowance for lending related credit losses as a percent of loans(2)	1.29	1.49	1.35	0.84	0.83
Allowance for loan credit losses as a percent of nonperforming loans	128.07	129.01	122.79	87.28	91.66
Loans delinquent 30-89 days as a percent of total loans	0.17	0.22	0.38	0.33	0.28

(1) Includes principal reductions, transfers to performing status and transfers to OREO.
(2) Prior to the adoption of ASU 2016-13, the reserve for unfunded commitments was immaterial.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$4,125,700	$25,016	2.41%	$3,375,245	$23,362	2.78%	$2,658,107	$18,567	2.77%
Nontaxable(1)	429,710	4,078	3.78	433,329	4,233	3.93	266,933	2,682	3.99
Total securities	4,555,410	29,094	2.54	3,808,574	27,595	2.91	2,925,040	21,249	2.88
Interest on deposits with other banks and short-term investments	215,361	72	0.13	210,347	54	0.10	358,327	2,151	2.38
Federal funds sold	—	—	—	—	—	—	—	—	—
Loans:(2)(3)
Commercial and industrial(1)	2,331,467	27,777	4.74	2,453,066	30,759	5.04	2,469,770	33,410	5.37
PPP loans	1,128,488	7,462	2.63	916,405	6,017	2.64	—	—	—
Owner occupied commercial real estate	1,463,538	17,359	4.72	1,426,019	17,670	4.98	1,364,901	19,422	5.65
Non-owner occupied commercial real estate	1,589,073	18,860	4.72	1,540,958	19,055	4.97	1,217,879	19,009	6.19
Real estate construction	1,023,490	11,628	4.52	1,100,514	12,589	4.60	969,292	13,957	5.71
Agricultural and agricultural real estate	514,442	5,968	4.62	532,668	6,171	4.66	564,729	7,643	5.37
Residential mortgage	774,850	8,915	4.58	795,149	9,586	4.85	859,904	11,007	5.08
Consumer	395,318	5,222	5.26	422,134	5,685	5.42	437,203	6,695	6.08
Less: allowance for loan losses	(123,077)	—	—	(102,675)	—	—	(64,464)	—	—
Net loans	9,097,589	103,191	4.51	9,084,238	107,532	4.76	7,819,214	111,143	5.64
Total earning assets	13,868,360	132,357	3.80%	13,103,159	135,181	4.15%	11,102,581	134,543	4.81%
Nonearning Assets	1,298,865			1,288,697			1,190,751
Total Assets	$15,167,225			$14,391,856			$12,293,332
Interest Bearing Liabilities
Savings	$6,723,962	$1,940	0.11%	$6,690,504	$2,372	0.14%	$5,643,722	$13,301	0.94%
Time deposits	1,035,715	3,022	1.16	1,096,386	3,762	1.38	1,149,064	4,681	1.62
Short-term borrowings	128,451	78	0.24	82,200	61	0.30	102,440	250	0.97
Other borrowings	431,995	3,430	3.16	286,663	3,424	4.80	279,718	3,850	5.46
Total interest bearing liabilities	8,320,123	8,470	0.40%	8,155,753	9,619	0.47%	7,174,944	22,082	1.22
Noninterest Bearing Liabilities
Noninterest bearing deposits	4,891,145			4,501,488			3,460,857
Accrued interest and other liabilities	183,871			153,618			116,162
Total noninterest bearing liabilities	5,075,016			4,655,106			3,577,019
Equity	1,772,086			1,580,997			1,541,369
Total Liabilities and Equity	$15,167,225			$14,391,856			$12,293,332
Net interest income, fully tax-equivalent (non-GAAP)(4)		$123,887			$125,562			$112,461
Net interest spread(1)			3.40%			3.68%			3.59%
Net interest income, fully tax-equivalent (non-GAAP)(4) to total earning assets			3.55%			3.85%			4.02%
Interest bearing liabilities to earning assets	59.99%			62.24%			64.62%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) In conjunction with the adoption of ASU 2016-13, Heartland reclassified loan balances to more closely align with FDIC codes. All prior period balances have been adjusted.
(4) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$3,546,471	$70,109	2.64%	$2,350,120	$50,566	2.88%
Nontaxable(1)	384,026	11,074	3.85	327,150	9,830	4.02
Total securities	3,930,497	81,183	2.76	2,677,270	60,396	3.02
Interest bearing deposits with other banks and other short-term investments	202,390	847	0.56	334,191	5,742	2.30
Federal funds sold	—	—	—	185	4	2.89
Loans:(2)(3)
Commercial and industrial(1)	2,463,546	90,990	4.93	2,394,412	95,790	5.35
PPP loans	683,262	13,479	2.64	—	—	—
Owner occupied commercial real estate	1,440,981	53,610	4.97	1,309,573	55,612	5.68
Non-owner occupied commercial real estate	1,534,293	57,445	5.00	1,169,295	54,115	6.19
Real estate construction	1,056,493	37,062	4.69	914,911	39,023	5.70
Agricultural and agricultural real estate	533,290	19,178	4.80	562,407	22,311	5.30
Residential mortgage	796,497	28,922	4.85	873,088	32,422	4.96
Consumer	416,654	17,002	5.45	426,404	19,532	6.12
Less: allowance for loan losses	(100,242)	—	—	(63,271)	—	—
Net loans	8,824,774	317,688	4.81	7,586,819	318,805	5.62
Total earning assets	12,957,661	399,718	4.12%	10,598,465	384,947	4.86%
Nonearning Assets	1,281,490			1,161,655
Total Assets	$14,239,151			$11,760,120
Interest Bearing Liabilities
Savings	$6,564,582	$14,394	0.29%	$5,376,999	$35,279	0.88%
Time deposits	1,092,698	11,284	1.38%	1,109,302	12,054	1.45
Short-term borrowings	117,526	435	0.49%	129,928	1,477	1.52
Other borrowings	331,915	10,514	4.23%	275,642	11,333	5.50
Total interest bearing liabilities	8,106,721	36,627	0.60%	6,891,871	60,143	1.17%
Noninterest Bearing Liabilities
Noninterest bearing deposits	4,315,335			3,317,187
Accrued interest and other liabilities	159,089			110,308
Total noninterest bearing liabilities	4,474,424			3,427,495
Stockholders' Equity	1,658,006			1,440,754
Total Liabilities and Stockholders' Equity	$14,239,151			$11,760,120
Net interest income, fully tax-equivalent (non-GAAP)(4)		$363,091			$324,804
Net interest spread(1)			3.52%			3.69%
Net interest income, fully tax-equivalent (non-GAAP)(4) to total earning assets			3.74%			4.10%
Interest bearing liabilities to earning assets	62.56%			65.03%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) In conjunction with the adoption of ASU 2016-13, Heartland reclassified loan balances to more closely align with FDIC codes. All prior period balances have been adjusted.
(4) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Total Assets
Citywide Banks	$2,639,516	$2,546,942	$2,271,889	$2,294,512	$2,335,811
New Mexico Bank & Trust	2,002,663	1,899,194	1,670,097	1,763,037	1,607,498
Dubuque Bank and Trust Company	1,838,260	1,849,035	1,591,312	1,646,105	1,547,014
Illinois Bank & Trust	1,500,012	1,470,000	1,295,984	1,301,172	839,721
Bank of Blue Valley	1,424,261	1,380,159	1,222,358	1,307,688	1,346,342
First Bank & Trust	1,289,187	1,256,710	1,163,181	1,137,714	1,158,320
Wisconsin Bank & Trust	1,262,069	1,203,108	1,079,582	1,090,412	1,032,016
Premier Valley Bank	1,042,437	1,031,899	889,280	903,220	888,401
Arizona Bank & Trust	1,039,253	970,775	866,107	784,240	695,236
Minnesota Bank & Trust	1,007,548	951,236	778,724	718,724	718,035
Rocky Mountain Bank	617,169	590,764	576,245	532,191	528,094
Total Deposits
Citywide Banks	$2,163,051	$2,147,642	$1,868,404	$1,829,217	$1,895,894
New Mexico Bank & Trust	1,747,527	1,698,584	1,451,041	1,565,070	1,413,170
Dubuque Bank and Trust Company	1,591,561	1,496,559	1,363,164	1,290,756	1,275,131
Illinois Bank & Trust	1,307,513	1,318,866	1,139,945	1,167,905	768,267
Bank of Blue Valley	1,142,910	1,138,818	1,008,362	1,016,743	1,091,243
First Bank & Trust	936,366	959,886	900,399	893,419	903,410
Wisconsin Bank & Trust	1,011,843	1,050,766	920,168	941,109	880,217
Premier Valley Bank	855,913	869,165	706,479	707,814	719,141
Arizona Bank & Trust	886,174	865,430	754,464	693,975	578,694
Minnesota Bank & Trust	804,045	820,199	648,560	574,369	600,175
Rocky Mountain Bank	533,429	519,029	496,465	468,314	462,825

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$45,521	$30,131	$20,040	$37,851	$34,612
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,969	2,130	2,355	2,305	2,291
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$47,490	$32,261	$22,395	$40,156	$36,903

Average common equity (GAAP)	$1,661,381	$1,574,902	$1,619,682	$1,570,258	$1,541,369
Less average goodwill	446,345	446,345	446,345	433,374	427,097
Less average core deposit and customer relationship intangibles, net	42,145	44,723	47,632	49,389	51,704
Average tangible common equity (non-GAAP)	$1,172,891	$1,083,834	$1,125,705	$1,087,495	$1,062,568
Annualized return on average common equity (GAAP)	10.90%	7.69%	4.98%	9.56%	8.91%
Annualized return on average tangible common equity (non-GAAP)	16.11%	11.97%	8.00%	14.65%	13.78%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$122,497	$124,146	$112,511	$112,745	$111,321
Plus tax-equivalent adjustment(1)	1,390	1,416	1,131	1,109	1,140
Net interest income, fully tax-equivalent (non-GAAP)	$123,887	$125,562	$113,642	$113,854	$112,461

Average earning assets	$13,868,360	$13,103,159	$11,891,455	$11,580,295	$11,102,581

Annualized net interest margin (GAAP)	3.51%	3.81%	3.81%	3.86%	3.98%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.55	3.85	3.84	3.90	4.02
Purchase accounting discount amortization on loans included in annualized net interest margin	0.10	0.16	0.09	0.17	0.23

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common equity (GAAP)	$1,700,899	$1,636,672	$1,553,714	$1,578,137	$1,563,843
Less goodwill	446,345	446,345	446,345	446,345	427,097
Less core deposit and customer relationship intangibles, net	40,520	43,011	45,707	48,688	49,819
Tangible common equity (non-GAAP)	$1,214,034	$1,147,316	$1,061,662	$1,083,104	$1,086,927

Common shares outstanding, net of treasury stock	36,885,390	36,844,744	36,807,217	36,704,278	36,696,190
Common equity (book value) per share (GAAP)	$46.11	$44.42	$42.21	$43.00	$42.62
Tangible book value per common share (non-GAAP)	$32.91	$31.14	$28.84	$29.51	$29.62

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,214,034	$1,147,316	$1,061,662	$1,083,104	$1,086,927

Total assets (GAAP)	$15,612,664	$15,026,153	$13,294,509	$13,209,597	$12,569,262
Less goodwill	446,345	446,345	446,345	446,345	427,097
Less core deposit and customer relationship intangibles, net	40,520	43,011	45,707	48,688	49,819
Total tangible assets (non-GAAP)	$15,125,799	$14,536,797	$12,802,457	$12,714,564	$12,092,346
Tangible common equity ratio (non-GAAP)	8.03%	7.89%	8.29%	8.52%	8.99%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Net interest income (GAAP)	$122,497	$124,146	$112,511	$112,745	$111,321
Tax-equivalent adjustment(1)	1,390	1,416	1,131	1,109	1,140
Fully tax-equivalent net interest income	123,887	125,562	113,642	113,854	112,461
Noninterest income	31,216	30,637	25,817	28,030	29,400
Securities gains, net	(1,300)	(2,006)	(1,658)	(491)	(2,013)
Unrealized (gain)/loss on equity securities, net	(155)	(680)	231	(11)	(144)
Gain on extinguishment of debt	—	—	—	—	(375)
Valuation adjustment on servicing rights	120	(9)	1,565	(668)	626
Adjusted revenue (non-GAAP)	$153,768	$153,504	$139,597	$140,714	$139,955

Total noninterest expenses (GAAP)	$90,396	$90,439	$90,859	$92,866	$92,967
Less:
Core deposit and customer relationship intangibles amortization	2,492	2,696	2,981	2,918	2,899
Partnership investment in tax credit projects	927	791	184	3,038	3,052
(Gain)/loss on sales/valuation of assets, net	1,763	701	16	1,512	356
Acquisition, integration and restructuring costs	1,146	673	1,376	537	1,500
Adjusted noninterest expenses (non-GAAP)	$84,068	$85,578	$86,302	$84,861	$85,160
Efficiency ratio, fully tax-equivalent (non-GAAP)	54.67%	55.75%	61.82%	60.31%	60.85%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$—	$122	$44	$—	$100
Occupancy	—	—	—	11	—
Furniture and equipment	496	15	24	7	(4)
Professional fees	476	505	996	462	855
Advertising	8	4	89	31	115
(Gain)/loss on sales/valuations of assets, net	—	—	—	—	—
Other noninterest expenses	166	27	223	26	434
Total acquisition, integration and restructuring costs	$1,146	$673	$1,376	$537	$1,500
After tax impact on diluted earnings per share(1)	$0.02	$0.01	$0.03	$0.01	$0.03

Reconciliation of Adjusted Net Income Available to Common Stockholders and Adjusted Diluted EPS (non-GAAP)
Net income available to common stockholders (GAAP)	$45,521	$30,131	$20,040	$37,851	$34,612
Provision for credit losses(1)	1,325	21,169	17,001	3,873	4,109
Acquisition, integration and restructuring costs(1)	905	532	1,087	424	1,185
Adjusted net income available to common stockholders (non-GAAP)	$47,751	$51,832	$38,128	$42,148	$39,906
Diluted earnings per common share (GAAP)	$1.23	$0.82	$0.54	$1.03	$0.94
Adjusted diluted earnings per common share (non-GAAP)	$1.29	$1.40	$1.03	$1.14	$1.08

Reconciliation of Annualized Adjusted Return on Average Tangible Common Equity (non-GAAP)
Adjusted net income available to common stockholders (non-GAAP)	$47,751	$51,832	$38,128	$42,148	$39,906
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,969	2,130	2,355	2,305	2,291
Adjusted net income available to common stockholders excluding intangible amortization (non-GAAP)	$49,720	$53,962	$40,483	$44,453	$42,197
Average tangible common equity (non-GAAP)	$1,172,891	$1,083,834	$1,125,705	$1,087,495	$1,062,568
Annualized adjusted return on average tangible common equity (non-GAAP)	16.86%	20.02%	14.46%	16.22%	15.76%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$45,521	$34,612	$95,692	$111,278
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,969	2,291	6,454	7,153
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$47,490	$36,903	$102,146	$118,431

Average common equity (GAAP)	$1,661,381	$1,541,369	$1,618,811	$1,440,754
Less average goodwill	446,345	427,097	446,345	409,932
Less average core deposit and customer relationship intangibles, net	42,145	51,704	44,824	49,373
Average tangible common equity (non-GAAP)	$1,172,891	$1,062,568	$1,127,642	$981,449
Annualized return on average common equity (GAAP)	10.90%	8.91%	7.90%	10.33%
Annualized return on average tangible common equity (non-GAAP)	16.11%	13.78%	12.10%	16.13%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$122,497	$111,321	$359,154	$320,984
Plus tax-equivalent adjustment(1)	1,390	1,140	3,937	3,820
Net interest income, fully tax-equivalent (non-GAAP)	$123,887	$112,461	$363,091	$324,804

Average earning assets	$13,868,360	$11,102,581	$12,957,661	$10,598,465

Annualized net interest margin (GAAP)	3.51%	3.98%	3.70%	4.05%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.55	4.02	3.74	4.10
Purchase accounting discount amortization on loans included in annualized net interest margin	0.10	0.23	0.12	0.19

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net interest income (GAAP)	$122,497	$111,321	$359,154	$320,984
Tax-equivalent adjustment(1)	1,390	1,140	3,937	3,820
Fully tax-equivalent net interest income	123,887	112,461	363,091	324,804
Noninterest income	31,216	29,400	87,670	88,178
Securities gains, net	(1,300)	(2,013)	(4,964)	(7,168)
Unrealized (gain)/loss on equity securities, net	(155)	(144)	(604)	(514)
Gain on extinguishment of debt	—	(375)	—	(375)
Valuation adjustment on servicing rights	120	626	1,676	1,579
Adjusted revenue (non-GAAP)	$153,768	$139,955	$446,869	$406,504

Total noninterest expenses (GAAP)	$90,396	$92,967	$271,694	$256,295
Less:
Core deposit and customer relationship intangibles amortization	2,492	2,899	8,169	9,054
Partnership investment in tax credit projects	927	3,052	1,902	4,992
(Gain)/loss on sales/valuation of assets, net	1,763	356	2,480	(20,934)
Acquisition, integration and restructuring costs	1,146	1,500	3,195	6,043
Adjusted noninterest expenses (non-GAAP)	$84,068	$85,160	$255,948	$257,140
Efficiency ratio, fully tax-equivalent (non-GAAP)	54.67%	60.85%	57.28%	63.26%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$—	$100	$166	$816
Occupancy	—	—	—	1,204
Furniture and equipment	496	(4)	535	80
Professional fees	476	855	1,977	1,903
Advertising	8	115	101	172
(Gain)/loss on sales/valuations of assets, net	—	—	—	1,003
Other noninterest expenses	166	434	416	865
Total acquisition, integration and restructuring costs	$1,146	$1,500	$3,195	$6,043
After tax impact on diluted earnings per share(1)	$0.02	$0.03	$0.07	$0.13

Reconciliation of Adjusted Net Income Available to Common Stockholders and Adjusted Diluted EPS (non-GAAP)
Net income available to common stockholders (GAAP)	$45,521	$34,612	$95,692	$111,278
Provision for credit losses(1)	1,325	4,109	39,495	9,286
Acquisition, integration and restructuring costs(1)	905	1,185	2,524	4,774
Adjusted net income available common stockholders (non-GAAP)	$47,751	$39,906	$137,711	$125,338
Diluted earnings per common share (GAAP)	$1.23	$0.94	$2.59	$3.11
Adjusted diluted earnings per common share (non-GAAP)	$1.29	$1.08	$3.73	$3.50

Reconciliation of Annualized Adjusted Return on Average Tangible Common Equity (non-GAAP)
Adjusted net income available to common stockholders (non-GAAP)	$47,751	$39,906	$137,711	$125,338
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,969	2,291	6,454	7,153
Adjusted net income available to common stockholders excluding intangible amortization (non-GAAP)	$49,720	$42,197	$144,165	$132,491
Average tangible common equity (non-GAAP)	$1,172,891	$1,062,568	$1,127,642	$981,449
Annualized adjusted return on average tangible common equity (non-GAAP)	16.86%	15.76%	17.08%	18.05%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and For the Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
PPP loan balances	$1,128,035	$1,124,430	$—	$—	$—
Average PPP loan balances	1,128,488	916,405	—	—	—

PPP fee income	$4,542	$3,655	$—	$—	$—
PPP interest income	2,920	2,362	—	—	—
Total PPP interest income	$7,462	$6,017	$—	$—	$—

Selected ratios excluding PPP loans and interest income
Annualized net interest margin (GAAP)	3.59%	3.90%	—%	—%	—%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.64	3.95	—	—	—
Ratio of nonperforming loans to total loans	1.01	1.14	—	—	—
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	1.16	1.18	—	—	—
Ratio of nonperforming assets to total assets	0.59	0.71	—	—	—
Annualized ratio of net loan charge-offs to average loans	1.05	0.12	—	—	—
Allowance for loan credit losses as a percent of loans	1.30	1.48	—	—	—
Allowance for lending related credit losses as a percent of loans	1.48	1.69	—	—	—
Loans delinquent 30-89 days as a percent of total loans	0.19	0.26	—	—	—

After tax impact of PPP interest income on diluted earnings per share(1)	$0.16	$0.13	$—	$—	$—

	As of and For the Nine Months Ended
	September 30, 2020	September 30, 2019
PPP loan balances	$1,128,035	$—
PPP average loan balances	683,262	—

PPP fee income	$8,197	$—
PPP interest income	5,282	—
Total PPP interest income	$13,479	$—

Selected ratios excluding PPP loans and interest income
Annualized net interest margin (GAAP)	3.76%	—%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.80	—
Annualized ratio of net loan charge-offs to average loans	0.47	—

After tax impact of PPP interest income on diluted earnings per share(1)	$0.29	$—

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.